UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00041	94-3019135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2014, Safeway Inc. (“Safeway”) and Albertsons issued a joint press release announcing that AB Acquisition LLC and Safeway have entered into agreements, subject to approval by the Federal Trade Commission (“FTC”), to sell 168 stores across eight states to four buyers. Divestiture of these stores is being undertaken in order to secure FTC clearance of the companies’ proposed merger which was announced on March 6, 2014. A copy of the joint press release is filed as Exhibit 99.1 and is incorporated by reference herein.

On December 23, 2014, Safeway announced that it has completed the sale of the shopping center and real estate development assets owned by its wholly-owned subsidiary, Property Development Centers, LLC, to Terramar Retail Centers, LLC. A copy of the press release is filed as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Joint press release issued by Safeway and Albertsons on December 19, 2014

99.2	Press release issued by Safeway on December 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeway Inc.
(Registrant)

Date: December 23, 2014	By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Joint press release issued by Safeway and Albertsons on December 19, 2014

99.2	Press release issued by Safeway on December 23, 2014